Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

              In connection with the Quarterly Report of SAN Holdings, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2003 (the “Report’), I, Hugh A. O’Reilly, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2003 and for the periods then ended.

Date: September 23, 2003	/s/ Hugh A. O’Reilly Hugh A. O’Reilly, Chief Financial Officer